UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2015

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735	20-8753132
(Commission File Number)	(IRS Employer Identification No.)

27 DryDock Avenue, Suite 29
Boston, MA 02210
(Address of principal executive offices and zip code)

(212) 796-8170
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                        Entry into a Material Definitive Agreement.

Amended and Restated Securities Purchase Agreement

On March 27, 2015, MetaStat, Inc. (the “Company”) entered into an amended and restated securities purchase agreement (the “Purchase Agreement”) with a number of new and existing accredited and institutional investors (collectively, the “Investors”), which Purchase Agreement amended and restated the securities purchase agreement dated as of December 31, 2014.  Pursuant to the Purchase Agreement, the Company sold an aggregate of $3,388,250 of its shares of Series B convertible preferred stock (the “Preferred Shares”) convertible into the Company’s common stock (the “Conversion Shares”) at $0.55 per share in a private placement (the “Private Placement”).

In addition, pursuant to the Purchase Agreement, the Company issued amended and restated series A warrants (the “Series A Warrants”), which amended and restated the series A warrants issued on December 31, 2014, to purchase up to an aggregate of 4,620,341 shares of common stock at an initial exercise price per share of $0.70.  The Series A Warrants expire on March 31, 2020.

Pursuant to the Purchase Agreement, on March 27 and March 31, 2015, the Company issued an aggregate of approximately 387 Preferred Shares convertible into 3,874,088 shares of common stock and Series A Warrants to purchase up to 2,905,568 shares of common stock for an aggregate purchase price of $2,130,750, of which $18,000 was paid through the conversion of accrued liabilities to a Company consultant.

In connection with the above issuances, the Company paid to placement agents an aggregate cash fee of $121,300 and will issue 309,927 placement agent warrants. The placement agent warrants shall have the same terms as the Series A Warrants.  Additionally, the Company paid certain expenses totaling $26,150 to the placement agents and their legal counsel.

Amended and Restated Certificate of Designation

Pursuant to the Amended and Restated Certificate of Designation of the Preferences, Rights and Limitations of the Series B Preferred Stock (the “Certificate of Designation”), which amended and restated the Certificate of Designation of the Preferences, Rights and Limitations of the Series B Preferred Stock filed on December 31, 2014, the terms of the Preferred Shares are as follows:

Ranking

The Preferred Shares will rank senior to the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”), the Company’s common stock and any future class or series of capital stock of the Company with respect to distributions of assets upon the liquidation, dissolution or winding up of the Company.

Stated Value

Each Preferred Share will have a stated value of $5,500, subject to adjustment for stock splits, combinations and similar events (the “Stated Value”).
Dividends

Cumulative dividends on the Preferred Shares accrue at the rate of 8% of the Stated Value per annum, payable quarterly, from and after the date of the initial issuance.  Dividends are payable in Preferred Shares valued at the Stated Value or in cash at the sole option of the Company.

Liquidation Rights

If the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, each holder of the Preferred Shares will be entitled to receive out of the Company’s assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made on the Company’s Series A Preferred or common stock or any of the Company’s shares of stock ranking junior as to such a distribution to the Preferred Shares, a liquidating distribution in the amount in the amount of the Stated Value of all such holder’s Preferred Shares plus all accrued and unpaid dividends thereon. A change of control transaction shall be treated as a liquidation.

Conversion; Anti-Dilution Adjustments

Each Preferred Share will be convertible at the holder’s option into the Company’s common stock in an amount equal to the Stated Value plus accrued and unpaid dividends thereon through the conversion date divided by the then applicable conversion price. The initial conversion price is $0.55 per share (the “Conversion Price”) and is subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations, as well as “full-ratchet” anti-dilution adjustments for future issuances of other Company securities (subject to certain standard carve-outs).

The Preferred Shares are subject to automatic conversion (the “Mandatory Conversion”) at such time when the Company’s common stock has been listed on a national stock exchange such as the NASDAQ, New York Stock Exchange or NYSE MKT; provided, that, on the Mandatory Conversion date, a registration statement providing for the resale of the Conversion Shares is effective. In the event of a Mandatory Conversion, each Preferred Share will convert into the number of Conversion Shares equal to the Stated Value plus accrued and unpaid dividends divided by the Conversion Price.

Voting Rights

The holders of each Preferred Share shall be entitled to the number of votes equal to the number of shares of common stock into which such Preferred Share could be converted for purposes of determining the shares entitled to vote at any regular, annual or special meeting of stockholders of the Company, and shall have voting rights and powers equal to the voting rights and powers of the common stock (voting together with the common stock as a single class).

In addition, so long as at least 25% of the Preferred Shares issued pursuant to the Purchase Agreement remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority of the Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Preferred Shares vote separately as a class: (i) authorize, create, issue, increase or decrease the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of preferred stock, ranking pari passu or senior to the Preferred Shares, with respect to maturity dates, dividend payments, redemption features or distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Preferred Shares, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Preferred Shares; (iii) amend the articles of incorporation or by-laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Preferred Shares; or (iv) enter into any agreement with respect to the foregoing.

Most Favored Nation

For a period of up to 30 months after March 31, 2015, if the Company issues any New Securities (as defined below) in a private placement or public offering (a “Subsequent Financing”), the Investors may exchange all of the Preferred Shares at their Stated Value plus all Series A Warrants issued to the Investors for the securities issued in the Subsequent Financing on the same terms of such Subsequent Financing. This right expires upon the earlier of (i) September 30, 2017 and (ii) the consummation of a bona fide underwritten public offering in which the Company receives aggregate gross proceeds of at least $5,000,000. “New Securities” means shares of the common stock, any other securities, options, warrants or other rights where upon exercise or conversion the purchaser or recipient receives shares of the common stock, or other securities with similar rights to the common stock, subject to certain standard carve-outs.

Amended and Restated Series A Warrants

The initial exercise price of the Series A Warrants is $0.70 per share. The exercise price of the Series A Warrants is subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations. The Series A Warrants may be exercised on a cashless basis commencing six months from the issuance thereof if there is not an effective registration statement under the Securities Act providing for the resale of the shares of common stock underlying the Series A Warrants. The Series A Warrants expire on March 31, 2020.

Amended and Restated Registration Rights

The Company entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”) with the Investors, which amended and restated the registration rights agreement dated as of December 31, 2014.  Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement (the “Registration Statement”) with the SEC to register for resale the Conversion Shares and the shares of common stock underlying the Series A Warrants and Series B Warrants that were issued in the Company’s December 31, 2014 financing within 30 calendar days of the final closing date of the Private Placement (the “Filing Date”), and to have the Registration Statement declared effective within 120 calendar days after the Filing Date.

If the Registration Statement has not been filed with the SEC on or before the Filing Date, the Company shall, on the business day immediately following the Filing Date, and each 15th day thereafter, make a payment to the Investors as partial liquidated damages for such delay (together, the “Late Registration Payments”) equal to 2.0% of the purchase price paid for the Preferred Shares then owned by the Investors for the initial 15 day period and 1.0% of the purchase price for each subsequent 15 day period until the Registration Statement is filed. Late Registration Payments will be prorated on a daily basis during each 15 day period and will be paid to the Investors by wire transfer or check within five business days after the end of each 15 day period following the Filing Date.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Purchase Agreement filed as Exhibit 10.1 hereto; (ii) Certificate of Designation filed as Exhibit 4.1 hereto (iii) form of Series A Warrant filed as Exhibit 4.2 hereto, and (iv) form of Registration Rights Agreement filed as Exhibit 10.2 hereto.

Item 3.02.                        Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, on the closing dates, the Company consummated the Private Placement.  The issuance of securities in the Private Placement was exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act.

Item 3.03                      Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01                       Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Designation of the Preferences, Rights and Limitations of the Series B Preferred Stock filed on March 27, 2015.

4.2	Form of Amended and Restated Series A Warrant.

10.1	Form of Amended and Restated Securities Purchase Agreement dated March 27, 2015.

10.2	Form of Registration Rights Agreement dated March 27, 2015.

99.1	Press Release dated March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

By:   /s/ Oscar L. Bronsther___________
        Name Oscar L. Bronsther
        Title:  Chief Executive Officer

Dated: April 2, 2015